UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 20, 2014

COLORADO GOLDFIELDS INC.

 (Exact Name of Registrant as Specified in Charter)

                    Nevada

             000-51718

                  20-0716175

(State or Other Jurisdiction

(Commission File Number)

(IRS Employer Identification No.)

           of Incorporation)

10920 West Alameda Avenue, Suite 201

Lakewood, CO 80226

 (Address of Principal Executive Offices)

(303) 984-5324

 (Registrant’s Telephone Number, Including Area Code)

N/A

 (Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

[ ]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14(c)).

Item 5.01 Change in Control of Registrant.

On September 22, 2014, C. Stephen Guyer, CFO of the Company, acquired 361,198,924 shares of the Company’s Class B Common Stock, par value $0.001 per share (the “Shares”), from Epic Mineral Resources, Inc., a Colorado limited corporation, for aggregate consideration of $10,000.  The Shares represent 74% of the overall voting power.  Overall voting power equals the number of Class A shares times 1 vote per share, plus the number of Class B shares times 100 votes per share.

Shares of Class B Common Stock are not publicly-traded.  The Class B Common Stock share dividends equally with Class A Common Stock, and are defined as participating securities under US GAAP; however, they have no contractual obligation to share in losses of the Company.  Each holder of Class B Common Stock is entitled to one hundred (100) votes for each share of Class B Common Stock held on all matters submitted to a vote of stockholders.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

Lee R. Rice, President, CEO and Director of the Company died on August 20, 2014.  The Board of Directors will not immediately seek a replacement for Mr. Rice.

Item 9.01  Financial Statements and Exhibits.

(a)

Financial Statements of Businesses Acquired

Not Applicable.

(b)

Pro Forma Financial Information

Not Applicable.

(c)

Shell Company Transactions

Not Applicable.

(d)

Exhibits.

Exhibit

Number

Description

  10.1

Stock Purchase Agreement dated September 22, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLORADO GOLDFIELDS INC.

Dated:  October 10, 2014

By: /s/ C. Stephen Guyer

      C. Stephen Guyer

      Chief Financial Officer, Director